Exhibit 5.1

John T. Unger
Senior Vice President and General Counsel
600 Travis, Suite 5800
Houston, Texas 77002
Telephone: 713-993-4645
john.unger@smhgroup.com

December 11, 2009

Sanders Morris Harris Group Inc.
600 Travis, Suite 5800
Houston, Texas 77002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as counsel for Sanders Morris Harris Group Inc., a Texas corporation (the “Company”), and am issuing this opinion in connection with a prospectus supplement dated December 11, 2009 (the “Prospectus Supplement”), relating to the Company’s Registration Statement on Form S-3 (File No. 333-155455)(the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) an initial offering of (a) 1,071, 429 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), (b) a warrant representing rights to purchase 1,304,347 shares of the Company’s common stock (the “Warrant”), (c) 1,304,347 shares of the Company’s Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”); and (d) the additional shares of the Company’s Common Stock issuable under the terms of the Agreement dated November 8, 2009 (the “Agreement”), between the Company and Fletcher International, Ltd. under certain circumstances (the “Additional Shares”).

I  have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus Supplement, (ii) the Common Stock Purchase Warrant filed as Exhibit A to Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on November 12, 2009, (iii) the Articles of Incorporation and Bylaws of the Company, each as amended to date and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. I have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, the truthfulness of all statements of fact contained therein, and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. In making my examination of executed documents or documents to be executed, I have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto, other than the Company.

Sanders Morris Harris Group Inc.
December 11, 2009

My opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of Texas. Further, I note that the Warrant is governed by the laws of the State of New York. Accordingly, in rendering the opinion expressed below, to the extent that the laws of the State of New York govern the matters as to which such opinion is expressed, I have assumed that such laws are the same as the laws of the State of Texas. I express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. I am not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, I am of the opinion that (i) the Common Stock when sold in accordance with the Registration Statement and the Prospectus Supplement, will be duly authorized, validly issued, fully paid and non-assessable, (ii) provided that the Warrant has been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Warrant when issued and sold as contemplated in the Registration Statement and the Prospectus Supplement, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares and the Additional Shares, when issued and delivered upon exercise of the Warrant and in accordance with the terms of the Agreement, respectively, in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Opinions” in the Prospectus Supplement constituting part of the Registration Statement.

Very truly yours,

/s/ John T. Unger